April 16, 2001



Board of Directors
The Prudential Insurance Company of America
751 Broad Street
Newark, NJ 07102

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 16 to the registration statement on Form N-4 for The Prudential Individual Variable Contract Account (File No. 33-25434). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                     Very truly yours,

                                                     SHEA & GARDNER


                                                     /s/ CHRISTOPHER E. PALMER
                                                     ---------------------------
                                                     Christopher E. Palmer